EXHIBIT 2

POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints Christopher D. Christian, Michael J. McDonough and Jasmine Yennek, and each of them his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution for him in his name, place and stead, to sign any and all documents and materials of each type applicable to Carrousel Fund, Ltd. and any amendments or supplements thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, or the securities administrator of any jurisdiction, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Date: April 16, 2003                                                /s/Pierre Alexis Cosandier
                                                                                  Pierre Alexis Cosandier
                                                                                 Director, Carrousel Fund, Ltd